UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2004

COUGAR HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada 000-50096 30-0135720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

10655 NE 4th Street, Suite 400, Bellevue, Washington 98004
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 604-879-9001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2004, Cougar Holdings Inc. (the "Company") entered into a Consulting Agreement (the "Agreement") with Terry G. Cook, the President of Cougar Holdings pursuant to which Mr. Cook will provide business planning and development services for the Company.  The term of the Agreement commences as of an effective date of October 20, 2005 and terminates on October 20, 2005.

Under the Agreement, Mr. Cook will advise and assist in planning and developing the Company's business, and to assist in corporate and financial reporting and to evaluate, assess, plan and implement the financial and internal control system of the Company.

The Agreement provides that Mr. Cook will be granted 400,000 shares of common stock reserved for issuance under the Company's 2004 Stock Incentive Plan.  These shares are to be issued on or about October 25, 2004 and to be registered at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibits

10.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR HOLDINGS INC.

(Registrant)
Date	October 20, 2004

/s/ Terry G. Cook

Terry G. Cook
President and Director